    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 2002
                              Registration Statement Nos. 333-____ and 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                          JOINT REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

               LA QUINTA CORPORATION                                      LA QUINTA PROPERTIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         DELAWARE                                                    DELAWARE
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR            (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                       ORGANIZATION)                                              ORGANIZATION)

                        95-3419438                                                  95-3520818
           (I.R.S. EMPLOYER IDENTIFICATION NO.)                        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                909 HIDDEN RIDGE, SUITE 600                                909 HIDDEN RIDGE, SUITE 600
                    IRVING, TEXAS 75038                                        IRVING, TEXAS 75038
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                   --------------------                                        --------------------

                   LA QUINTA CORPORATION                                      LA QUINTA CORPORATION
           2002 STOCK OPTION AND INCENTIVE PLAN                        2002 STOCK OPTION AND INCENTIVE PLAN

                   LA QUINTA CORPORATION                                      LA QUINTA CORPORATION
               EMPLOYEE STOCK PURCHASE PLAN                                EMPLOYEE STOCK PURCHASE PLAN
                 (FULL TITLE OF THE PLANS)                                  (FULL TITLE OF THE PLANS)

                   --------------------                                        --------------------

                      FRANCIS W. CASH                                            FRANCIS W. CASH
           President and Chief Executive Officer                      President and Chief Executive Officer
                   La Quinta Corporation                                    La Quinta Properties, Inc.
                909 Hidden Ridge, Suite 600                                909 Hidden Ridge, Suite 600
                    Irving, Texas 75038                                        Irving, Texas 75038
          (NAME AND ADDRESS OF AGENT FOR SERVICE)                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                      (214) 492-6600                                              (214) 492-6600
TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE    TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                                                                     SERVICE

                                               --------------------

                                                  With a copy to:
                                              GILBERT G. MENNA, P.C.
                                               SCOTT F. DUGGAN, ESQ.
                                               Goodwin Procter LLP
                                                 Exchange Place
                                           Boston, Massachusetts 02109

                                                -------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                 Proposed Maximum
                                                   Offering Price        Proposed Maximum
 Title of Securities to      Amount to be        Per Unit of Paired     Aggregate Offering          Amount of
     be Registered          Registered (2)          Common Stock               Price            Registration Fee
----------------------------------------------------------------------------------------------------------------
 Paired Common Stock(1)       7,400,000 (3)           $5.90 (4)          $43,660,000 (4)           $4,017 (4)
----------------------------------------------------------------------------------------------------------------

(1) La Quinta Corporation Common Stock, par value $0.01 per share (the "LQC Common Stock"), paired with La Quinta Properties, Inc. Class B Common Stock, par value $0.01 per share (the "LQP Class B Common Stock," and together with the LQC Common Stock, the "Paired Common Stock.")
(2) This Joint Registration Statement covers shares of Paired Common Stock as stated above which may be offered or sold pursuant to the La Quinta Corporation 2002 Stock Option and Incentive Plan ( the "Option Plan") and the La Quinta Corporation Employee Stock Purchase Plan (the "Employee Plan," and together, the "Plans"). This Joint Registration Statement shall also cover options and other rights to purchase or acquire the shares of Paired Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plans may become subject to the Plan.
(3) Amount of shares of Paired Common Stock to be registered includes 6,900,000 shares under the Option Plan and 500,000 shares under the Employee Plan.
(4) Pursuant to rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price, per paired share and in the aggregate, and the registration fee were calculated based upon the average of the high and low sales prices of the Paired Common Stock reported on the New York Stock Exchange and published in the Wall Street Journal as of January 14, 2002.

The Exhibit Index included in this Joint Registration Statement is at page 9.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this joint registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this joint registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 1.     PLAN INFORMATION.*

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectuses is omitted from this joint registration statement in accordance with Rule 428 under the Securities Act and the Introductory Note to this Part I of Form S-8.

                                     PART II

            INFORMATION REQUIRED IN THE JOINT REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         La Quinta Corporation ("LQ Corporation") and La Quinta Properties, Inc. ("LQ Properties," and together with LQ Corporation, the "Registrants") hereby incorporate by reference the following documents which have been previously filed with the Commission:

         (a) Registrants' Joint Proxy Statement and Prospectus on Form S-4, as amended (File No. 333-71840), filed with the SEC on November 8, 2001;

         (b) All reports filed by the Registrants pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the year ended December 31, 2000; and

         (c) The descriptions of the Paired Common Stock of the Registrants that are contained in the Registrant's Joint Proxy Statement and Prospectus on Form S-4 (File No. 333-71840), and any amendment or report filed for the purpose of updating such descriptions.

         In addition, all documents subsequently filed with the Commission by the Registrants pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this joint registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this joint registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

         Article Twelfth of the Amended and Restated Certificates of Incorporation of the Registrants provides that a director of the Registrants shall not be liable to the Registrants or their stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the Delaware Corporation Law as it exists or may hereafter be amended.

         Article VII of the Amended and Restated Bylaws of LQ Corporation and
Article VIII of the Amended and Restated Bylaws of LQ Properties provide in effect that, subject to certain limited exceptions, the Registrants shall indemnify their directors and officers to the extent authorized or permitted by the Delaware Corporation Law. The directors and officers of the Registrants are insured under policies of insurance maintained by the Registrants, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrants have entered into contracts with certain of their directors and officers providing for indemnification of such persons by the Registrants to the full extent authorized or permitted by law, subject to certain limited exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         See the attached Exhibit Index.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrants hereby undertake:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this joint registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the joint registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the joint registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective joint registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the joint registration statement or any material change to such information in the joint registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the joint registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the joint registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the joint registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        LA QUINTA CORPORATION SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this joint registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 17th day of January, 2002.

                                      LA QUINTA CORPORATION, INC.

                                  By: /s/ Francis W. Cash
                                      -----------------------------------------
                                      Francis W. Cash
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Francis W. Cash and David L. Rea his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this joint registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this joint registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                                                      TITLE                     DATE
                                               President and Chief Executive Officer
/s/ Francis W. Cash                                (Principal Executive Officer)         January 17, 2002
--------------------------------------
Francis W. Cash

                                                 Executive Vice President and Chief
/s/ David L. Rea                               Financial Officer (Principal Financial
--------------------------------------                and Accounting Officer)            January 17, 2002
David L. Rea

/s/ Clive D. Bode                                             Director                   January 17, 2002
--------------------------------------
Clive D. Bode

/s/ William C. Baker                                          Director                   January 17, 2002
--------------------------------------
William C. Baker

/s/ William G. Byrnes                                         Director                   January 17, 2002
--------------------------------------
William G. Byrnes


                                       5

/s/ James P. Conn                                             Director                   January 17, 2002
--------------------------------------
James P. Conn

                                                              Director                   January 17, 2002
--------------------------------------
John C. Cushman, III

/s/ Stephen E. Merrill                                        Director                   January 17, 2002
--------------------------------------
Stephen E. Merrill

                      LA QUINTA PROPERTIES, INC. SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this joint registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on this 17th day of January, 2002.

                                                  LA QUINTA PROPERTIES, INC.

                                      By: /s/ Francis W. Cash
                                          -------------------------------------
                                          Francis W. Cash
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Francis W. Cash and David L. Rea his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this joint registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this joint registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                                                      TITLE                     DATE

                                               President and Chief Executive Officer
/s/ Francis W. Cash                                (Principal Executive Officer)         January 17, 2002
--------------------------------------
Francis W. Cash
                                                 Executive Vice President and Chief
                                               Financial Officer (Principal Financial
/s/ David L. Rea                                      and Accounting Officer)            January 17, 2002
--------------------------------------
David L. Rea

/s/ Clive D. Bode                                             Director                   January 17, 2002
--------------------------------------
Clive D. Bode

/s/ William C. Baker                                          Director                   January 17, 2002
--------------------------------------
William C. Baker

/s/ William G. Byrnes                                         Director                   January 17, 2002
--------------------------------------
William G. Byrnes



                                       7


/s/ James P. Conn                                             Director                   January 17, 2002
--------------------------------------
James P. Conn

                                                              Director                   January 17, 2002
--------------------------------------
John C. Cushman, III

/s/ Stephen E. Merrill                                        Director                   January 17, 2002
--------------------------------------
Stephen E. Merrill

                                  EXHIBIT INDEX

EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT
4.1            Form of Amended and Restated Certificate of Incorporation of La Quinta Corporation,
               incorporated by reference to Exhibit 3.5 to the Joint Proxy Statement and Prospectus on Form
               S-4 of La Quinta Properties, Inc. and La Quinta Corporation (File No. 333-71840)

4.2            Form of Amended and Restated Certificate of Incorporation of La Quinta Properties, Inc.,
               incorporated by reference to Exhibit 3.6 to the Joint Proxy Statement and Prospectus on Form
               S-4 of La Quinta Properties, Inc. and La Quinta Corporation (File No. 333-71840)

4.3            Bylaws of La Quinta Corporation, as Amended and Restated on February 27, 1998, incorporated by reference to Exhibit 3.6 to the Joint Registration Statement on Form S-4/A of Meditrust
               Corporation and Meditrust Operating Company (File Nos. 333-47737 and 333-47737-01)

4.4            Bylaws of La Quinta Properties, Inc., as Amended and Restated on February 27, 1998,
               incorporated by reference to Exhibit 3.5 to the Joint Registration Statement on Form S-4/A of
               Meditrust Corporation and Meditrust Operating Company (File Nos. 333-47737 and 333-47737-01)

4.5            Form of La Quinta Corporation 2002 Stock Option and Incentive Plan incorporated by reference to
               Exhibit 4.4 to the Joint Proxy Statement and Prospectus on Form S-4 of La Quinta Properties,
               Inc. and La Quinta Corporation (File No. 333-71840)

4.6            Form of La Quinta Corporation Employee Stock Purchase Plan, incorporated by reference to
               Exhibit 4.5 to the Joint Proxy Statement and Prospectus on Form S-4 of La Quinta Properties,
               Inc. and La Quinta Corporation (File No. 333-71840)

5.1*           Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1*          Consent of PricewaterhouseCoopers LLP

23.2*          Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*          LQ Corporation's Power of Attorney (included in this joint registration statement under "La
               Quinta Corporation Signatures")

24.2*          LQ Properties Inc.'s Power of Attorney (included in this joint registration statement under "La
               Quinta Properties, Inc. Signatures")

------------
* Filed herewith